Exhibit 99.1
(DELEK LOGO)
DELEK US HOLDINGS ANNOUNCES SUCCESSFUL COMPLETION OF DISTILLATE
DESULFURIZATION UNIT REVAMP
FRANKLIN, Tenn. (September 6, 2006) — Delek US Holdings, Inc. (NYSE: DK) today announced that Delek Refining, Ltd., a wholly owned subsidiary, has completed revamping its Distillate Desulfurization Unit to enable all distillates produced at the Company’s Tyler, Texas refinery to meet new ultra low sulfur diesel (ULSD) specifications. Over the course of the project, the capacity of the unit was expanded from 12,000 barrels per day to 22,000 barrels per day. Delek plans to produce and sell diesel for both on-road and off-road use with sulfur levels less than 15 parts per million.
     “This project completes the first phase of our Clean Fuels capital program, almost doubles our ULSD production capability, and assures a reliable source of ULSD supply for East Texas,” said Uzi Yemin, President and CEO of Delek US Holdings, Inc. “We are pleased to have completed a project of this scope under a highly compressed schedule. Our focus has now turned to the successful installation of a Gasoline Desulfurization Unit in the final phase of our Clean Fuels capital program.”
     In addition, Delek announced today that it is nearing completion of the construction of a new Sulfur Recovery Complex that includes a 35 long ton per day sulfur recovery unit and a 75 long ton per day tail gas treating unit. The tail gas treating unit will process streams from both the new sulfur recovery unit and the Company’s existing sulfur recovery unit, resulting in a significant reduction in emissions from the refinery.
     “Our new Sulfur Recovery Complex will provide a combination of efficiency, reliability and capacity to enable Delek Refining to continue to lower and minimize emissions while producing environmentally-friendly fuels the market is demanding,” Yemin commented.
     Safe Harbor Provisions Regarding Forward-Looking Statements: Statements in this press release that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements are based on the current expectations of Delek US Holdings, Inc. and its subsidiaries, and involve risks and uncertainties that could cause actual results and events to differ materially from the results and events anticipated or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: competition; changes in or compliance with applicable government regulations; increases in the prices of crude oil, other feedstocks and refined petroleum products; changes in the scope, costs and/or timing of capital projects; our ability to execute our strategy of growth through acquisitions; our ability to integrate acquisitions into our operations and achieve expected operating results from acquisitions; general economic and business conditions; dependence on certain suppliers; operating hazards, natural disasters, casualty losses, acts of terrorism and other matters beyond our control; seasonality; and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

     About the Company: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply, and retail marketing. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets approximately 21,000 barrels per day of refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of 392 company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart™, East Coast® and Discount Food Mart™ brand names.

Investor Relations Contact:
Assi Ginzburg	Scott Brittain
Vice President of Strategic Planning	Kristina Korte
Delek US Holdings, Inc.	Corporate Communications Inc.
615/224-1179	615-254-3376

U.S. Media Contact:	Israel Media Contact:
Paula Lovell	Lior Chorev
Lovell Communications Inc.	Arad Communications
615-297-7766	011-972-3-644-0404
615-972-2964 (Cell)
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